As filed with the Securities and Exchange Commission
on June 24, 1999                                      Registration No.
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                         WARWICK COMMUNITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    06 - 1497903
(State or other jurisdiction of incorporation or          (I.R.S. Employer
              organization)                              Identification No.)

                                18 Oakland Avenue
                          Warwick, New York 10990-0591
                                 (914) 986-2206
          (Address, including zip code, of principal executive offices)
                                 ---------------

            STOCK OPTION PLAN OF WARWICK COMMUNITY BANCORP, INC. AND
        RECOGNITION AND RETENTION PLAN OF WARWICK COMMUNITY BANCORP, INC.
                            (Full title of the plan)
                                 ---------------

                             Mr. Timothy A. Dempsey
                Chairman of the Board and Chief Executive Officer
                         Warwick Community Bancorp, Inc.
                                18 Oakland Avenue
                          Warwick, New York 10990-0591
                                 (914) 986-2206

                                    Copy to:

                           Douglas J. McClintock, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 38th Floor
                            New York, New York 10048
                                 (212) 912-7400
     (Name and address, including Zip Code, telephone number and area code, of agent for service)
                                 ---------------

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of Securities to                                 Proposed Maximum           Proposed Maximum
   be Registered        Amount to be Registered(1) Offering Price Per Share  Aggregate Offering Price(2)  Amount of Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
   Common Stock,
  $0.01 par value             924,915 shares                  (2)                 $14,201,064.03                 $3,947.90
===================================================================================================================================

(1) Based on the number of shares of common stock of Warwick Community Bancorp, Inc. ("Registrant") reserved for issuance upon the exercise of options granted pursuant to the Stock Option Plan of Warwick Community Bancorp, Inc. ("Option Plan") and authorized for awards under the Recognition and Retention Plan of Warwick Community Bancorp, Inc. ("RRP"). In addition, this registration statement also covers an undetermined number of shares of the Registrant's common stock that may become issuable upon the exercise of options or the grant of stock awards through the application of certain anti-dilution provisions contained in the Option Plan and the RRP.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended ("Securities Act"), pursuant to which (i) a total of 561,552 shares subject to outstanding options are deemed to be offered at the exercise price of $17.00 per share and (ii) a total of 99,102 shares that may be acquired upon exercise of options granted in the future and a total of 264,261 shares awarded under the RRP are deemed to be offered at $12.81 per share, the average of the high and low sales prices per share of the Registrant's common stock as reported on the Nasdaq Stock Market at the close of trading as of June 18, 1999.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. PLAN INFORMATION.

          Not required to be filed with the Securities and Exchange Commission ("Commission").

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not required to be filed with the Commission.

          Note: The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents and information heretofore filed with the Commission by the Registrant (File No. 0-23293) are incorporated by reference in this registration statement:

     (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act");

     (2) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

     (3) the description of the Registrant's common stock ("Common Stock") contained in the Registrant's Registration Statement on Form S-1, Registration No. 333-36021, dated September 19, 1997, as amended by Pre-Effective Amendment No. 1 dated October 30, 1997.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the end of the fiscal quarter ended March 31, 1999 and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          The Registrant will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Margaret E. Sgombick, Assistant Vice President and Marketing Director, Warwick Community Bancorp, Inc., 18 Oakland Avenue P.O. Box 591, Warwick, New York 10990-0591.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law ("DGCL") INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

          Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

          Article IX of the Registrant's Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL. Article X of the Registrant's Certificate of Incorporation requires the Registrant, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Registrant, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Registrant, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the written request of the Registrant.

          Article X also empowers the Registrant to purchase and maintain insurance to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not the Registrant would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Registrant is also authorized by its Certificate of Incorporation to enter into individual indemnification contracts with directors and officers. The Registrant currently maintains directors' and officers' liability insurance consistent with the provisions of the Certificate of Incorporation.

          The Registrant has entered into an Employment Agreement, dated as of December 23, 1997 and amended as of December 15, 1998, with each of Timothy A. Dempsey, Ronald J. Gentile, Arthur W. Budich and Nancy L. Sobotor-Littell, which agreements require that the Company obtain a directors' and officers' liability policy for the benefits of such officers and that the Company will indemnify such officers to the maximum extent permitted under applicable law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8. EXHIBITS.

          4.1  Stock Option Plan of Warwick Community Bancorp, Inc. (1)
          4.2 First Amendment to the Stock Option Plan of Warwick Community Bancorp, Inc. (2)
          4.3  Recognition and Retention Plan of Warwick Community Bancorp, Inc.
               (1)
          4.4 First Amendment to the Recognition and Retention Plan of Warwick Community Bancorp, Inc. (2)
          4.5 Form of Stock Option Agreement for Directors under the Stock Option Plan of Warwick Community Bancorp, Inc.
          4.6 Form of Stock Option Agreement for Employees under the Stock Option Plan of Warwick Community Bancorp, Inc.

          4.7 Form of Award Notice under the Recognition and Retention Plan of Warwick Community Bancorp, Inc.
          4.8  Certificate of Incorporation of Warwick Community Bancorp, Inc.
               (3)
          4.9  By-Laws of Warwick Community Bancorp, Inc. (3)
          5.1 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
          23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5.1 hereof).
          23.2 Consent of Arthur Andersen LLP.
__________________
(1) Incorporated herein by reference to the Registrant's definitive Proxy Statement for the Special Meeting of Stockholders held on June 24, 1998.
(2) Incorporated herein by reference to the Registrant's definitive Proxy Statement for the Annual Meeting of Stockholders held on April 20, 1999.
(3) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1, dated September 19, 1997, as amended by Pre-Effective Amendment No. 1, dated October 30, 1997 (Registration No. 333-36021).

ITEM 9. UNDERTAKINGS.

        A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          D. FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Warwick, State of New York on June 15, 1999.

                                            Warwick Community Bancorp, Inc.
                                           (Registrant)


                                            By: /s/ Timothy A. Dempsey
                                                -------------------------
                                                Timothy A. Dempsey
                                                Chairman of the Board and Chief
                                                Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                               Date
---------                      -----                               ----

/s/ Timothy A. Dempsey         Chairman of the Board, Chief        June 15, 1999
----------------------         Executive Officer and Director
Timothy A. Dempsey             (Principal Executive Officer)



/s/ Ronald J. Gentile          President, Chief Operating          June 15, 1999
----------------------         Officer and Director
Ronald J. Gentile



/s/ Arthur W. Budich           Senior Vice President, Treasurer    June 15, 1999
----------------------         and Chief Financial Officer
Arthur W. Budich               (Principal Financial Officer)



/s/ Frances M. Gorish          Director                            June 15, 1999
----------------------
Frances M. Gorish



/s/ R. Michael Kennedy         Director                            June 15, 1999
----------------------
R. Michael Kennedy

/s/ Fred M. Knipp              Director                            June 15, 1999
----------------------
Fred M. Knipp



/s/ Emil R. Krahulik           Director                            June 15, 1999
----------------------
Emil R. Krahulik



/s/ Thomas F. Lawrence, Jr.    Director                            June 15, 1999
---------------------------
Thomas F. Lawrence, Jr.



/s/ Henry L. Nielsen, Jr.      Director                            June 15, 1999
--------------------------
Henry L. Nielsen, Jr.



/s/ John W. Sanford III        Director                            June 15, 1999
--------------------------
John W. Sanford III



/s/ Robert N. Smith            Director                            June 15, 1999
-------------------------
Robert N. Smith